UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2012

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 West Washington Street Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01.  Other Events.

On September 27, 2012, Morningstar Australasia Pty Limited, a subsidiary of Morningstar, Inc., issued a press release announcing that it has entered into an agreement for Sterling Publishing Pty Ltd to acquire Morningstar’s Australian financial services trade publishing business.  A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

On September 28, 2012, Morningstar, Inc. issued a press release announcing that its Board of Directors has approved a quarterly cash dividend of 10 cents per share payable October 31, 2012 to shareholders of record as of October 12, 2012.  A copy of the press release is filed as Exhibit 99.2 to this Form 8-K.

On October 1, 2012, Morningstar, Inc. issued a press release announcing that Morningstar has acquired a 34% equity stake in Inquiry Financial Europe AB based in Bromma, Sweden.  A copy of the press release is filed as Exhibit 99.3 to this Form 8-K.

On October 1, 2012, Morningstar, Inc. issued a press release announcing that it has entered into an agreement to sell its investor relations business to UK-based Investis, a leading specialist in digital corporate communications for public companies.  A copy of the press release is filed as Exhibit 99.4 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description

99.1	Press Release dated September 27, 2012 regarding Sterling Publishing Pty Ltd.

99.2	Press Release dated September 28, 2012 regarding quarterly dividend.

99.3	Press Release dated October 1, 2012 regarding Inquiry Financial Europe AB.

99.4	Press Release dated October 1, 2012 regarding Ivestis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: October 1, 2012	By:	/s/ Richard E. Robbins
	Name:	Richard E. Robbins
	Title:	General Counsel and Corporate Secretary